Proxy Voting Results

A special meeting of the funds' shareholders was held on January 19, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	11,550,595,231.29	69.830
Against	3,841,827,895.20	23.228
Abstain	615,522,253.58	3.720
Broker Non-Votes	532,958,738.78	3.222
TOTAL	16,540,904,118.85	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	14,957,948,280.71	90.430
Withheld	1,582,955,838.14	9.570
TOTAL	16,540,904,118.85	100.000
Dennis J. Dirks
Affirmative	15,778,688,684.00	95.392
Withheld	762,215,434.85	4.608
TOTAL	16,540,904,118.85	100.000
Robert M. Gates
Affirmative	15,764,107,347.50	95.304
Withheld	776,796,771.35	4.696
TOTAL	16,540,904,118.85	100.000
George H. Heilmeier
Affirmative	15,769,281,323.97	95.335
Withheld	771,622,794.88	4.665
TOTAL	16,540,904,118.85	100.000
Abigail P. Johnson
Affirmative	15,701,539,421.76	94.926
Withheld	839,364,697.09	5.074
TOTAL	16,540,904,118.85	100.000
Edward C. Johnson 3d
Affirmative	15,663,625,931.77	94.696
Withheld	877,278,187.08	5.304
TOTAL	16,540,904,118.85	100.000
Marie L. Knowles
Affirmative	15,783,392,435.07	95.420
Withheld	757,511,683.78	4.580
TOTAL	16,540,904,118.85	100.000
Ned C. Lautenbach
Affirmative	15,794,440,665.40	95.487
Withheld	746,463,453.45	4.513
TOTAL	16,540,904,118.85	100.000
Marvin L. Mann
Affirmative	15,745,452,001.44	95.191
Withheld	795,452,117.41	4.809
TOTAL	16,540,904,118.85	100.000
William O. McCoy
Affirmative	15,748,534,997.59	95.210
Withheld	792,369,121.26	4.790
TOTAL	16,540,904,118.85	100.000
Robert L. Reynolds
Affirmative	15,770,708,187.55	95.344
Withheld	770,195,931.30	4.656
TOTAL	16,540,904,118.85	100.000
Cornelia M. Small
Affirmative	15,760,656,761.74	95.283
Withheld	780,247,357.11	4.717
TOTAL	16,540,904,118.85	100.000
William S. Stavropoulos
Affirmative	15,766,395,308.66	95.318
Withheld	774,508,810.19	4.682
TOTAL	16,540,904,118.85	100.000
Kenneth L. Wolfe
Affirmative	15,764,518,044.72	95.306
Withheld	776,386,074.13	4.694
TOTAL	16,540,904,118.85	100.000
A Denotes trust-wide proposals and voting results.